UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

DCAP GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies: not applicable

2)	Aggregate number of securities to which transaction applies: not applicable

3)
Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

not applicable

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid: not applicable

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

DCAP GROUP, INC.
1158 Broadway
Hewlett, New York 11557

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 26, 2008

To the Stockholders of DCAP Group, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DCAP Group, Inc., a Delaware corporation (the “Company”), will be held on November 26, 2008 at 90 Merrick Avenue, 9th Floor, East Meadow, New York, at 10:00 a.m., for the following purposes:

1.	To elect six directors for the coming year.

2.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company to “Kingstone Companies, Inc.”

3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on October 22, 2008 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Morton L. Certilman
Secretary

Hewlett, New York
October 31, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY OUR BOARD OF DIRECTORS, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE.  ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

DCAP GROUP, INC.
1158 Broadway
Hewlett, New York 11557
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being mailed to all stockholders of record at the close of business on October 22, 2008 in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on November 26, 2008 at 10:00 a.m., local time, or any adjournment thereof.  The proxy and this proxy statement were mailed to stockholders on or about November 4, 2008.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  Proxies so received without specified instructions will be voted as follows:

(1)           FOR the nominees named in the proxy to our Board of Directors; and

(2)           FOR the approval of an amendment to our Certificate of Incorporation to change our name to “Kingstone Companies, Inc.”

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board.  In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of common shares outstanding and entitled to vote as of October 22, 2008 was 2,972,746.  The common shares are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (six) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.  A majority of the common shares outstanding and entitled to vote as of October 22, 2008, or 1,486,374 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.  Only stockholders of record as of the close of business on October 22, 2008 will be entitled to vote.  With regard to the election of directors, votes may be cast in favor or withheld.  The directors shall be elected by a plurality of the votes cast in favor.  Accordingly, based upon there being six nominees, each person who receives one or more votes will be elected as a director.  Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals and may be voted for the other nominees.

Stockholders may expressly abstain from voting on Proposal 2 by so indicating on the proxy.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted as present in the tabulation of votes on Proposal 2.  Broker non-votes are not counted for the purpose of determining whether Proposal 2 has been approved.  Since Proposal 2 requires the approval of a majority of all of our outstanding common shares, abstentions and broker non-votes will have the effect of a negative vote.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so.  Written revocations or amended proxies should be sent to us at 1158 Broadway, Hewlett, New York 11557, Attention: Corporate Secretary.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares.  Solicitations will be made primarily by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices, 1158 Broadway, Hewlett, New York 11557, and also during the whole time of the meeting for inspection by any stockholder who is present.  To contact us, stockholders should call (516) 374-7600.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2007 and 2006 for Barry B. Goldstein, our Chief Executive Officer:
Name and Principal Position	Year	Salary	Option Awards	All Other Compensation		Total
				Country Club Dues (1)	Other
Barry B. Goldstein Chief Executive Officer	2007	$350,000	$41,224	$21,085	$15,770	$428,079
	2006	$350,000	-	$28,532	$26,410	$404,942
___________
(1)	Effective with the execution of Mr. Goldstein’s employment agreement on October 16, 2007, as discussed below, he is no longer entitled to be reimbursed for country club dues.

Employment Contracts

Mr. Goldstein is employed as our President, Chairman of the Board and Chief Executive Officer pursuant to an employment agreement dated October 16, 2007 (the “Employment Agreement”) that expires on June 30, 2009. The Employment Agreement will automatically renew for a one-year term if Mr. Goldstein is in our employ on June 30, 2009.  Pursuant to the Employment Agreement, Mr. Goldstein is entitled to receive an annual base salary of $350,000 (which base salary has been in effect since January 1, 2004) (“Base Salary”) and annual bonuses based on our net income.  On August 25, 2008, we and Mr. Goldstein entered into an amendment (the “Amendment”) to the Employment Agreement. The Amendment entitles Mr. Goldstein to devote up to 750 hours per year, as currently provided for in an employment contract with Commercial Mutual Insurance Company (“CMIC”), to fulfill his duties and responsibilities as Chairman of the Board and Chief Investment Officer of CMIC. Such permitted activity is subject to a reduction in Base Salary under the Employment Agreement on a dollar-for-dollar basis to the extent of the salary payable by CMIC to Mr. Goldstein pursuant to the CMIC employment contract, which is currently $150,000 per year. CMIC is a New York property and casualty insurer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning unexercised options held by Barry B. Goldstein, our Chief Executive Officer, as of December 31, 2007:

Name	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date
	Exercisable	Unexercisable

Barry B. Goldstein	32,500	97,500(1)	$2.06	10/16/12
___________
(1)	Such options are exercisable to the extent of 32,500 shares effective as of October 16, 2008, 2009 and 2010.

Termination of Employment and Change-in-Control Arrangements

Pursuant to the Employment Agreement with Mr. Goldstein and as provided for in his prior employment agreement which expired on April 1, 2007, Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to one and one-half times his then annual salary in the event of the termination of his employment following a change of control of DCAP.  In addition, in the event Mr. Goldstein’s employment is terminated by us without cause or he resigns with good reason (each as defined in the Employment Agreement), Mr. Goldstein will be entitled to receive his base salary and bonuses for the remainder of the term.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our directors for the fiscal year ended December 31, 2007:

Name	Fees Earned or Paid in Cash	Option Awards	Total

Morton L. Certilman	$22,250	-	$22,250
Jay M. Haft	$22,750	-	$22,750
David A. Lyons	$29,250	-(1)	$29,250
Jack D. Seibald	$24,250	-	$24,250
____________
(1)	As of December 31, 2007, Mr. Lyons held options for the purchase of 20,000 common shares.

Our non-employee directors are entitled to receive compensation for their services as directors as follows:

•	$10,000 per annum (1)
•	additional $3,500 per annum for committee chair (1)
•	$350 per Board meeting attended ($175 if telephonic)
•	$200 per committee meeting attended ($100 if telephonic)
__________
(1)	One-half payable in stock; other one-half payable in stock or, at the director’s option, in cash.

Effective January 1, 2009, the annual fee for serving as a director will be reduced to $8,333.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information as of October 22, 2008 regarding the beneficial ownership of our common shares by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding common shares, (ii) each present director, (iii) each person listed in the Summary Compensation Table under “Executive Compensation,” and (iv) all of our present executive officers and directors as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class

Barry B. Goldstein 1158 Broadway Hewlett, New York	763,078(1)(2)	25.1%

Michael Feinsod Infinity Capital Partners, L.P. 767 Third Avenue, 16th Floor New York, New York	487,495(1)(3)	16.4%

AIA Acquisition Corp 6787 Market Street Upper Darby, Pennsylvania	361,600(4)	11.0%

Jack D. Seibald 1336 Boxwood Drive West Hewlett Harbor, New York	238,065(1)(5)	8.0%

Morton L. Certilman 90 Merrick Avenue East Meadow, New York	179,829(1)	6.0%

Jay M. Haft 69 Beaver Dam Road Salisbury, Connecticut	165,797(1)(6)	5.6%

David A. Lyons 252 Brookdale Road Stamford, Connecticut	29,581(7)	1.0%

All executive officers and directors as a group (5 persons)	1,863,845(1)(2)(3) (5)(6)(7)	61.0%
__________

(1)	Based upon Schedule 13D filed under the Securities Exchange Act of 1934, as amended, and other information that is publicly available.

(2)
Includes (i) 8,500 shares held by Mr. Goldstein’s children, (ii) 11,900 shares held in a retirement trust for the benefit of Mr. Goldstein and (iii) 65,000 shares issuable upon the exercise of options that are exercisable currently or within 60 days. Excludes shares beneficially owned by AIA Acquisition Corp. (“AIA”) of which members of Mr. Goldstein’s family are principal stockholders.  Mr. Goldstein disclaims beneficial ownership of the shares held by his children and retirement trust and the shares owned by AIA.

(3)
Shares are owned by Infinity Capital Partners, L.P. (“Partners”). Each of (i) Infinity Capital, LLC (“Capital”), as the general partner of Partners, (ii) Infinity Management, LLC (“Management”), as the Investment Manager of Partners, and (iii) Michael Feinsod, as the Managing Member of Capital and Management, the General Partner and Investment Manager, respectively, of Partners, may be deemed to be the beneficial owners of the shares held by Partners. Pursuant to the Schedule 13D filed under the Securities Exchange Act of 1934, as amended, by Partners, Capital, Management and Mr. Feinsod, each has sole voting and dispositive power over the shares.

(4)
Based upon Schedule 13G filed under the Securities Exchange Act of 1934, as amended, and other information that is publicly available. Includes 312,000 shares issuable upon the conversion of preferred shares that are currently convertible.

(5)
Includes (i) 113,000 shares owned jointly by Mr. Seibald and his wife, Stephanie Seibald; (ii) 100,000 shares owned by SDS Partners I, Ltd., a limited partnership (“SDS”); (iii) 3,000 shares owned by Boxwood FLTD Partners, a limited partnership (“Boxwood”); (iv) 3,000 shares owned by Stewart Spector IRA (“S. Spector”); (v) 3,000 shares owned by Barbara Spector IRA Rollover (“B. Spector”); and (vi) 4,000 shares owned by Karen Dubrowsky IRA (“Dubrowsky”).  Mr. Seibald has voting and dispositive power over the shares owned by SDS, Boxwood, S. Spector, B. Spector and Dubrowsky.

(6)	Includes 3,076 shares held in a retirement trust for the benefit of Mr. Haft.

(7)	Includes 20,000 shares issuable upon the exercise of currently exercisable options.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2007 with respect to compensation plans (including individual compensation arrangements) under which our common shares are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and
•	All compensation plans not previously approved by security holders.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	268,624	$2.55	338,876
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	268,624	$2.55	338,876

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Subordinated Debt Financing

Effective July 10, 2003, in order to fund our premium finance operations, we obtained $3,500,000 from a private placement of subordinated debt. The subordinated debt was initially repayable on January 10, 2006 and provides for interest at the rate of 12.625% per annum, payable semi-annually. Subject to the consent of Manufacturers and Traders Trust Company (“M&T”), we have the right to prepay the subordinated debt. During 2005, we utilized our M&T line of credit then in effect to repay $2,000,000 of the subordinated debt.

In consideration of the debt financing, we issued to the lenders warrants for the purchase of an aggregate of 105,000 of our common shares at an exercise price of $6.25 per share. The warrants were initially scheduled to expire on January 10, 2006. Effective May 25, 2005, the holders of the remaining $1,500,000 of subordinated debt agreed to extend the maturity date of the debt to September 30, 2007. The debt extension was given to satisfy a requirement of M&T that arose in connection with a December 2004 increase in M&T’s revolving line of credit and an extension of the line to June 30, 2007. In consideration for the extension of the due date for the subordinated debt, we extended the expiration date of warrants held by the debtholders for the purchase of 97,500 common shares to September 30, 2007. Between March 2007 and September 2007, the holders of the outstanding subordinated debt agreed to a further extension of the due date to September 30, 2008. In consideration for such further extension, we further extended the expiration date of the warrants held by the debtholders to September 30, 2008.

In August 2008, the maturity date was further extended from September 30, 2008 to July 10, 2009 (or earlier if certain conditions are met). In exchange for this extension, the holders will receive an aggregate incentive payment equal to $10,000 times the number of months (or partial months) the debt is outstanding after September 30, 2008 through the maturity date. If a prepayment of principal reduces the debt below $1,500,000, the incentive payment for all subsequent months will be reduced in proportion to any such reduction to the debt. The aggregate incentive payment is due upon full repayment of the debt.

One of the private placement lenders was a retirement trust established for the benefit of Jack Seibald which loaned us $625,000 and was issued a warrant for the purchase of 18,750 of our common shares (which expired on September 30, 2008). Mr. Seibald is one of our principal stockholders and, effective September 2004, became one of our directors. Mr. Seibald’s retirement trust currently holds approximately $288,000 of the subordinated debt.

In September 2007, a limited liability company of which Mr. Goldstein is a minority member purchased from a debtholder a subordinated note in the approximate principal amount of $115,000 and a warrant for the purchase of 7,500 shares.  In connection with the purchase, the maturity date of the debt and the expiration date of the warrant were extended as discussed above.  The warrant expired on September 30, 2008.

Commercial Mutual Insurance Company

On January 31, 2006, we purchased two surplus notes in the aggregate principal amount of $3,750,000 issued by Commercial Mutual Insurance Company (“CMIC”).  CMIC is a New York property and casualty insurer.

Concurrently with the purchase, the new CMIC Board of Directors elected Barry Goldstein, our President, Chairman of the Board and Chief Executive Officer, as its Chairman. Mr. Goldstein had been elected as a director of CMIC in December 2005.

In March 2007, CMIC’s Board of Directors adopted a resolution to convert CMIC from an advance premium cooperative insurance company to a stock property and casualty insurance company.  CMIC has advised us that it has obtained permission from the Superintendent of Insurance of the State of New York (the “Superintendent”) to proceed with the conversion process (subject to certain conditions as discussed below).

The conversion by CMIC to a stock property and casualty insurance company is subject to a number of conditions, including the approval of the plan of conversion, which was filed with the Superintendent on April 25, 2008, by both the Superintendent and CMIC’s policyholders.  As part of the approval process, the Superintendent had an appraisal performed with respect to the fair market value of CMIC as of December 31, 2006.  In addition, the Insurance Department conducted a five year examination of CMIC as of December 31, 2006. We, as a holder of the CMIC surplus notes, at our option, would be able to exchange the surplus notes for an equitable share of the securities or other consideration, or both, of the corporation into which CMIC would be converted.  Based upon the amount payable on the surplus notes and the statutory surplus of CMIC, the plan of conversion provides that, in the event of a conversion by CMIC into a stock corporation, in exchange for our relinquishing our rights to any unpaid principal and interest under the surplus notes, we would receive 100% of the stock of CMIC.  It is anticipated that the conversion will occur prior to December 31, 2008.  No assurances can be given that the conversion will occur or as to the terms of the conversion.

Exchange of Preferred Stock

Effective March 23, 2007, the mandatory redemption date for the preferred shares held by AIA Acquisition Corp. (“AIA”) was extended from April 30, 2007 to April 30, 2008 through the issuance of Series B preferred shares in exchange for an equal number of Series A preferred shares held by AIA.

Effective April 16, 2008, the mandatory redemption date for the preferred shares held by AIA was further extended to April 30, 2009 through the issuance of Series C preferred shares in exchange for an equal number of Series B preferred shares held by AIA.  In addition, the Series C preferred shares provide for dividends at the rate of 10% per annum (as compared to 5% per annum for the Series B preferred shares).

Effective August 23, 2008, the mandatory redemption date for the preferred shares held by AIA was further extended to July 31, 2009 through the issuance of Series D preferred shares in exchange for an equal number of Series C preferred shares held by AIA.

The current aggregate redemption amount for the Series D preferred shares held by AIA is $780,000, plus accumulated and unpaid dividends. The Series D preferred shares are convertible into our common shares at a price of $2.50 per share. Members of the family of Barry Goldstein, our Chief Executive Officer, are principal stockholders of AIA held by AIA.

Relationship

Certilman Balin Adler & Hyman, LLP, a law firm with which Mr. Certilman is affiliated, serves as our counsel.  It is presently anticipated that such firm will continue to represent us and will receive fees for its services at rates and in amounts not greater than would be paid to unrelated law firms performing similar services.

PROPOSAL 1:  ELECTION OF DIRECTORS

Six directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (six) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

Nominees for Directors

All six of the nominees are currently members of our Board.  The following table sets forth each nominee’s age as of October 22, 2008, the positions and offices presently held by him with us, and the year in which he became a director.  The Board recommends a vote FOR all nominees. The person named as proxy intends to vote cumulatively all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.

Name	Age	Positions and Offices Held	Director Since

Barry B. Goldstein	55	President, Chairman of the Board, Chief Executive Officer, Treasurer and Director	2001
Morton L. Certilman	76	Secretary and Director	1989
Michael R. Feinsod	37	Director	2008
Jay M. Haft	72	Director	1989
David A. Lyons	59	Director	2005
Jack D. Seibald	47	Director	2004

Barry B. Goldstein

Mr. Goldstein was elected our President, Chief Executive Officer, Chairman of the Board, and a director in March 2001 and our Treasurer in May 2001. He served as our Chief Financial Officer from March 2001 to November 2007.  Since January 2006, Mr. Goldstein has served as Chairman of the Board of Commercial Mutual Insurance Company, a New York property and casualty insurer, as well as Chairman of its Executive Committee. In August 2008, Mr. Goldstein was appointed Chief Investment Officer of CMIC. From April 1997 to December 2004, he served as President of AIA Acquisition Corp., which operated insurance agencies in Pennsylvania and which sold substantially all of its assets to us in May 2003. Mr. Goldstein received his B.A. and M.B.A. from State University of New York at Buffalo, and has been a certified public accountant since 1979.

Morton L. Certilman

Mr. Certilman served as our Chairman of the Board from February 1999 until March 2001. From October 1989 to February 1999, he served as our President. He was elected our Secretary in May 2001 and has served as one of our directors since 1989. Mr. Certilman has been engaged in the practice of law since 1956 and is affiliated with the law firm of Certilman Balin Adler & Hyman, LLP. Mr. Certilman is Chairman of the Long Island Museum of Science and Technology, and was formerly Chairman of the Long Island Regional Planning Board, the Nassau County Coliseum Privatization Commission, and the Northrop/Grumman Master Planning Council. He served as a director of the Long Island Association and the New Long Island Partnership for a period of ten years and currently serves as a director of the Long Island Sports Commission. Mr. Certilman has lectured extensively before bar associations, builders’ institutes, title companies, real estate institutes, banking and law school seminars, The Practicing Law Institute, The Institute of Real Estate Management and at annual conventions of such organizations as the National Association of Home Builders, the Community Associations Institute and the National Association of Corporate Real Estate Executives. He was a member of the faculty of the American Law Institute/American Bar Association, as well as the Institute on Condominium and Cluster Developments of the University of Miami Law Center. Mr. Certilman has written various articles in the condominium field, and is the author of the New York State Bar Association Condominium Cassette and the Condominium portion of the State Bar Association book on Real Property Titles. Mr. Certilman received an LL.B. degree, cum laude, from Brooklyn Law School.

Michael R. Feinsod

Mr. Feinsod has been Chief Executive Officer of Ameritrans Capital Corporation, a closed-end investment company, since October 10, 2008. Mr. Feinsod has been President of Ameritrans Capital since November 2006 and also serves as its Chief Compliance Officer. He serves as Senior Vice President of Elk Associates Funding Corporation, a subsidiary of Ameritrans Capital, and has served as a director of Ameritrans Capital and Elk Associates Funding Corporation since December 2005.  Since January 1999, Mr. Feinsod has been Managing Member of Infinity Capital, LLC, an investment management company.  He served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc., a broker-dealer, from June 1997 to January 1999.  He is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP from 1996 to 1997. Mr. Feinsod holds a Juris Doctorate degree from Fordham University School of Law and a Bachelor of Arts degree from George Washington University.
Jay M. Haft

Mr. Haft served as our Vice Chairman of the Board from February 1999 until March 2001. From October 1989 to February 1999, he served as our Chairman of the Board. He has served as one of our directors since 1989. Mr. Haft has been engaged in the practice of law since 1959 and since 1994 has served as counsel to Parker Duryee Rosoff & Haft (and since December 2001, its successor, Reed Smith). From 1989 to 1994, he was a senior corporate partner of Parker Duryee. Mr. Haft is a strategic and financial consultant for growth stage companies. He is active in international corporate finance and mergers and acquisitions. Mr. Haft also represents emerging growth companies. He has actively participated in strategic planning and fund raising for many high-tech companies, leading edge medical technology companies and marketing companies. Mr. Haft has been a partner of Columbus Nova, a private investment firm, since 2000. He is a director of a number of public and private corporations, including DUSA Pharmaceuticals, Inc., whose securities are traded on Nasdaq, and also serves on the Board of the United States-Russian Business Counsel. Mr. Haft is a past member of the Florida Commission for Government Accountability to the People, a past national trustee and Treasurer of the Miami City Ballet, and a past Board member of the Concert Association of Florida. He is also a past trustee of Florida International University Foundation and previously served on the advisory board of the Wolfsonian Museum and Florida International University Law School. Mr. Haft received B.A. and LL.B. degrees from Yale University.

David A. Lyons

Mr. Lyons has served since 2004 as a principal of Den Ventures, LLC, a consulting firm focused on business, financing, and merger and acquisition strategies for public and private companies. From 2002 until 2004, Mr. Lyons served as a managing partner of the Nacio Investment Group, and President of Nacio Systems, Inc., a managed hosting company that provides outsourced infrastructure and communication services for mid-size businesses. Prior to forming the Nacio Investment Group, Mr. Lyons served as Vice President of Acquisitions for Expanets, Inc., a national provider of converged communications solutions. Previously, he was Chief Executive Officer of Amnex, Inc. and held various executive management positions at Walker Telephone Systems, Inc. and Inter-tel, Inc. He has served as one of our directors since July 2005.

Jack D. Seibald

Mr. Seibald is a Managing Director of Concept Capital, a division of SMH Capital, Inc., a broker-dealer. Mr. Seibald has been affiliated with SMH Capital, Inc. and its predecessor firms since 1995 and is a registered representative with extensive experience in equity research and investment management dating back to 1983. Since 1997, Mr. Seibald has also been a Managing Member of Whiteford Advisors, LLC, an investment management firm. He began his career at Oppenheimer & Co. and has also been affiliated with Salomon Brothers, Morgan Stanley & Co. and Blackford Securities. Mr. Seibald is a member of the Board of Directors of Commercial Mutual Insurance Company, a New York property and casualty insurer, and serves as Chairman of its Investments Committee. He holds an M.B.A. from Hofstra University and a B.A. from George Washington University. He has served as one of our directors since 2004.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.  Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements.  The responsibilities and duties of the Audit Committee include the following:

• assist the Board of Directors in fulfilling its responsibilities by reviewing
•	the financial reports provided by us to the Securities and Exchange Commission, our stockholders or to the general public, and
•	our internal financial and accounting controls,

•	oversee the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by us,

•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations,

•	recommend, establish and monitor procedures designed to facilitate
•	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and
•	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The members of our Board’s Audit Committee currently are Messrs. Lyons, Haft and Seibald.  Our Board has adopted a written charter for the Audit Committee.  A copy of the charter is available on our website, www.dcapgroup.com.

Nominating Committee

The Nominating Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members and select director nominees to be presented for Board and/or stockholder approval.  The members of the Nominating Committee currently are Messrs. Seibald and Lyons.  Our Board has adopted a written charter for the Nominating Committee.  A copy of the charter is available on our website, www.dcapgroup.com.  The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below.  At this time, the Nominating Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees, including the determination of the compensation for our Chief Executive Officer and our other executive officers, the approval of one or more stock option plans and other compensation plans covering our employees, and the grant of stock options and other awards pursuant to stock option plans and other compensation plans. The members of the Compensation Committee currently are Messrs. Seibald, Haft and Lyons.  The Compensation Committee does not currently have a charter.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee.  Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers.  The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.  In March 2007, the Compensation Committee retained James F. Reda & Associates, LLC as compensation consultant to the Compensation Committee with respect to the compensation payable to our Chief Executive Officer and our other employees.  The compensation consultant reported directly to the Compensation Committee.  All projects performed by the compensation consultant were reviewed, discussed and approved by the Compensation Committee.

Report of the Audit Committee

In overseeing the preparation of DCAP’s financial statements as of December 31, 2007 and for the years ended December 31, 2007 and 2006, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management.  The Committee also discussed with Holtz Rubenstein Reminick LLP, DCAP’s outside auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received the written disclosures and letter from Holtz Rubenstein Reminick LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Committee discussed the independence of Holtz Rubenstein Reminick LLP with that firm.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in DCAP’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

David A. Lyons
Jay M. Haft
Jack D. Seibald

Meetings

Our Board of Directors held eight meetings during the fiscal year ended December 31, 2007.

The Audit Committee of the Board of Directors held five meetings during the fiscal year ended December 31, 2007.

The Nominating Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2007.

The Compensation Committee of the Board of Directors held six meetings during the fiscal year ended December 31, 2007.

Each of Messrs. Certilman and Haft attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during 2007.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders. However, all directors are encouraged to attend.  Four of the five Board members were in attendance at last year’s annual meeting of stockholders.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, DCAP Group, Inc., 1158 Broadway, Hewlett, New York 11557, Attn: Corporate Secretary.  Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Lyons is an “audit committee financial expert,” as that is defined in Item 401(e)(2) of Regulation S-B.  Mr. Lyons is an “independent director” based on the definition of independence in Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common shares and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common shares and certain trusts of which reporting persons are trustees. We are required to disclose in this Annual Report each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2007. To our knowledge, based solely on a review of copies of Forms 4 filed with the Securities and Exchange Commission and written representations that no other reports were required, during the fiscal year ended December 31, 2007, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Michael Feinsod, a 10% stockholder and, effective October 2008, one of our directors, filed his Form 3 late and, on four occasions, Mr. Feinsod filed a Form 4 late.   On three of the four occasions, one transaction was reported late.  On one occasion, four transactions were reported late.

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Barry B. Goldstein, Morton L. Certilman, Michael R. Feinsod, Jay M. Haft, David A. Lyons and Jack D. Seibald.  Each of Messrs. Certilman, Feinsod, Haft, Lyons and Seibald is currently an “independent director” based on the definition of independence in Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Lyons, Haft and Seibald, each of whom is an “independent director” based on the definition of independence in Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

Nominating Committee

The members of our Board’s Nominating Committee currently are Messrs. Seibald and Lyons, each of whom is an “independent director” based on the definition of independence in Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Seibald, Haft and Lyons, each of whom is an “independent director” based on the definition of independence in Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market.

PROPOSAL 2:  AMENDMENT TO CERTIFICATE OF INCORPORATION
TO CHANGE NAME

As discussed above, we hold two surplus notes in the aggregate principal amount of $3,750,000 issued by Commercial Mutual Insurance Company (“CMIC”).  CMIC is a New York property and casualty insurer.

In March 2007, CMIC’s Board of Directors adopted a resolution to convert CMIC from an advance premium cooperative insurance company to a stock property and casualty insurance company.

We, as a holder of the CMIC surplus notes, at our option, would be able to exchange the surplus notes for an equitable share of the securities or other consideration, or both, of the corporation into which CMIC would be converted.  Based upon the amount payable on the surplus notes and the statutory surplus of CMIC, the plan of conversion provides that, in the event of a conversion by CMIC into a stock corporation, in exchange for our relinquishing our rights to any unpaid principal and interest under the surplus notes, we would receive 100% of the stock of CMIC.  It is anticipated that the conversion will occur prior to December 31, 2008.  No assurances can be given that the conversion will occur or as to the terms of the conversion.

It is contemplated by CMIC that, upon such conversion, it will change its name to “Kingstone Insurance Company.”  Our Board of Directors has determined that, subject to the consummation of the conversion of CMIC into a stock corporation and our obtaining a controlling equity interest therein, it would be in the best interest of DCAP and its stockholders to amend our Certificate of Incorporation to change our name to “Kingstone Companies, Inc.”  The Board of Directors believes that the proposed new name for DCAP will be more identifiable with its property and casualty insurance operations (which will be our primary business following the CMIC conversion) and that, accordingly, its adoption will enhance our competitive position in our new business.  The amendment to the Certificate of Incorporation to change our name will not be effected if the CMIC conversion does not occur.

Recommendation and Required Vote

The affirmative vote of the holders of a majority of all of our outstanding common shares is required for approval of this proposal.  The Board of Directors recommends a vote FOR the adoption of the proposed amendment to the Certificate of Incorporation.

INDEPENDENT PUBLIC ACCOUNTANTS

Holtz Rubenstein Reminick, LLP has served as our auditors since 1990 and was selected as our independent public accountants with respect to the fiscal year ended December 31, 2007.  We have not yet selected our auditors for the current fiscal year.  Our Audit Committee will review Holtz Rubenstein Reminick’s proposal with respect to the audit prior to making a determination regarding the engagement.

It is not expected that a representative of Holtz Rubenstein Reminick will attend the meeting.

The following is a summary of the fees billed to us by Holtz Rubenstein Reminick LLP, our independent auditors, for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees(1)	$116,000	$87,425
Audit-Related Fees(2)	-	-
Tax Fees(3)	28,000	34,000
All Other Fees(4)	8,419	15,485
Total Fees	$152,419	$136,910
_____________________
(1)
Audit Fees  consist of  aggregate  fees  billed for  professional  services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are  normally  provided  by the  independent  auditors in  connection  with statutory and regulatory  filings or engagements for the fiscal years ended December 31, 2007 and December 31, 2006, respectively.

(2)
Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of aggregate fees billed for preparation of our federal and state income tax returns and other tax compliance activities.

(4)
All Other Fees consist of aggregate fees billed for products and services provided by Holtz Rubenstein Reminick LLP, other than those disclosed above. These fees related to the audits of our wholly-owned subsidiary, DCAP Management Corp., and general accounting consulting services.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not.  The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors.  All of the fees shown above were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at our offices in Hewlett, New York by July 3, 2009 for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting.  To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the proxy statement for the prior year’s annual meeting of stockholders.  If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the proxy statement for the current year.  A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;

•	the name and address of the stockholder proposing such business;

•	the class and number of our shares which are beneficially owned by such stockholder; and

•	any material interest of such stockholder in such business.

Stockholder Nominees

In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting.  To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days= notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

•	the day on which the notice of the date of the meeting was mailed to stockholders, or

•	the day on which such public disclosure of the meeting date was made.

The stockholder sending the notice of nomination must describe various matters, including such information as:

•	the name, age, business and residence addresses, occupation or employment and shares held by the nominee;

•	any other information relating to such nominee required to be disclosed in a proxy statement; and

•	the name, address and number of shares held by the stockholder.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Corporate Secretary at 1158 Broadway, Hewlett, New York 11557.  The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director.  Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than that listed as Proposals 1 and 2 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-KSB

This proxy statement is accompanied by a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2007 (excluding exhibits).  We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

Barry B. Goldstein Chief Executive Officer

Hewlett, New York
October 31, 2008

DCAP GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Barry B. Goldstein as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the common shares of DCAP Group, Inc. (the “Company”) held of record by the undersigned at the close of business on October 22, 2008 at the Annual Meeting of Stockholders to be held on November 26, 2008 or any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

DCAP GROUP, INC.

NOVEMBER 26, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  __X  __

1.           Election of Directors:

□ FOR ALL NOMINEES

□ WITHHOLD AUTHORITY FOR ALL NOMINEES

□ FOR ALL EXCEPT
  (See instructions below)
NOMINEES:

□ Barry B. Goldstein
□ Michael R. Feinsod
□ Morton L. Certilman
□ Jay M. Haft
□ David A. Lyons
□ Jack D. Seibald

The Company’s Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors, which means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (six) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.  A vote FOR includes discretionary authority to cumulate votes among nominees. To cumulate specifically votes for any nominee, set forth the number of votes after each nominee.

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

2.           Proposal to approve an amendment to the Company’s Certificate of Incorporation to change the Company’s name to “Kingstone Companies, Inc.”

FOR	AGAINST	ABSTAIN

3.           In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR the election of the named nominees as directors and FOR Proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method. □

Signature of Stockholder ________________________ Date:_________________

Signature of Stockholder ________________________ Date:_________________

Note: Please sign exactly as name appears above.  When shares are held jointly, each holder should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such.  If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.